UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2004

CVS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-01011	050494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See “Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” for a description of (i) the Indenture (the “Indenture”), dated as of September 14, 2004, between CVS Corporation (the “Company”), as issuer, and The Bank of New York, as trustee, governing the terms of the Company’s 4% Notes due September 15, 2009 (the “2009 Notes”) and the Company’s 4 7/8% Notes due September 15, 2014 (the “2014 Notes” and together with the 2009 Notes, the “Notes”).

The Company and its subsidiaries maintain ordinary banking and trust relationships with The Bank of New York and its affiliates. The Bank of New York is the Company’s transfer agent and the registrar of the Company’s common shares. The Bank of New York is also the trustee under the indentures governing the Company’s 5 5/8% Notes due 2006 and the Company’s 3 7/8% Notes due 2007.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On September 14, 2004, CVS closed on the sale of $650 million aggregate principal amount of its 2009 Notes and $550 million aggregate principal amount of its 2014 Notes in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended. The net proceeds from the sale of the Notes were used to repay commercial paper issued to finance the acquisition of approximately 1,260 Eckerd drugstores (located mainly in the southern United States, including Texas and Florida), as well as Eckerd Health Services, which includes Eckerd’s pharmacy benefits management and mail order businesses.

Under the Indenture, the 2009 Notes bear interest at the rate of 4% per annum and the 2014 Notes bear interest at the rate of 4 7/8% per annum, in each case payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2005. The 2009 Notes will mature on September 15, 2009 and the 2014 Notes will mature on September 15, 2014. The Notes are general unsecured obligations of the Company, which rank equally in right of payment with all of the Company’s other unsecured and unsubordinated debt from time to time. The Company may redeem any or all of the Notes of either series at any time and from time to time, at a redemption price, plus accrued interest to the date of redemption, equal to the greater of (i) 100% of the principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 10 basis points for the 2009 Notes or the applicable Treasury Yield plus 12.5 basis points for the 2014 Notes.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes.

The description of the provisions of the Indenture set forth above is qualified in its entirety by reference to the full and complete terms contained in the Indenture, which is incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 dated September 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CORPORATION

Date: September 16, 2004	By:	/s/ David B. Rickard
	Name:	David B. Rickard
	Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer